                                  EXHIBIT 10.3



                                     A-1.

                              MYCOGEN CORPORATION
                       1995 EMPLOYEE STOCK PURCHASE PLAN
                       ---------------------------------

I.     PURPOSE OF THE PLAN

       This Employee Stock Purchase Plan is intended to promote the interests of MYCOGEN CORPORATION by providing eligible employees with the opportunity to acquire a proprietary interest in the Corporation through participation in a payroll-deduction based employee stock purchase plan.

       Capitalized terms herein shall have the meanings assigned to such terms in the attached Appendix.

II.    ADMINISTRATION OF THE PLAN

       The Compensation Committee of the Board in its capacity as Plan Administrator shall have full authority to interpret and construe any provision of the Plan and to adopt such rules and regulations for proper administration of the Plan as it may deem necessary or appropriate. Decisions of the Plan Administrator shall be final and binding on all parties having an interest in the Plan.

III.   STOCK SUBJECT TO PLAN

       A. The stock purchasable under the Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares of Common Stock purchased on the open market. The maximum number of shares of Common Stock which may be issued over the term of the Plan shall not exceed 250,000 shares. Such authorized share reserve is comprised of (i) the estimated number of shares (184,000 shares) which will remain available for issuance under the Predecessor Plan following the November 30, 1995 purchase date thereunder plus (ii) an additional increase of approximately 66,000 shares.

       B. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration, appropriate adjustments shall be made to (i) the maximum number and class of securities issuable under the Plan, (ii) the maximum number and class of securities purchasable per Participant on any one Purchase Date and (iii) the number and class of securities and the price per share in effect under each outstanding purchase right in order to prevent the dilution or enlargement of benefits thereunder.

IV.    PURCHASE PERIODS


                                     A-2.

       A. Shares of Common Stock shall be offered for purchase under the Plan through a series of successive Purchase Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been sooner terminated.

       B. Each Purchase Period shall be of six (6) months duration. The initial Purchase Period shall commence on the Effective Date and shall end on the last business day in May 1996. Subsequent Purchase Periods shall run from the first business day in June to the last business day in November each year and from the first business day of December each year to the last business day of May in the succeeding year.

       C. Under no circumstances shall any shares of Common Stock be issued under the Purchase Plan until such time as (i) the Plan shall have been approved by the Corporation's stockholders and (ii) the Corporation shall have complied with all applicable requirements of the Securities Act, all applicable listing requirements of any securities exchange (or the Nasdaq National Market if applicable) on which shares of the Common Stock are listed for trading and all other applicable statutory and regulatory requirements.

V.     ELIGIBILITY

       A. Each Eligible Employee may commence participation in the Plan on the start date of any Purchase Period coincident with or subsequent to his or her completion of one month of continuous service with the Corporation or any Corporate Affiliate, provided he or she remains an Eligible Employee on such start date.

       B. To participate in the Plan for a particular Purchase Period, the Eligible Employee must complete the enrollment forms prescribed by the Plan Administrator (including a stock purchase agreement and a payroll deduction authorization form) and file such forms with the Plan Administrator (or its designate) prior to the start date of that Purchase Period.

VI.    PAYROLL DEDUCTIONS


                                     A-3.

       A. The payroll deduction authorized by the Participant for purposes of acquiring shares of Common Stock under the Plan may be any multiple of one percent (1%) of the Base Salary paid to the Participant during the Purchase Period, up to a maximum of fifteen percent (15%). The deduction rate so authorized shall continue in effect from Purchase Period to Purchase Period. However, the Participant may, prior to the commencement of any new Purchase Period, increase or decrease the rate of his or her payroll deduction by filing the appropriate form with the Plan Administrator prior to the start date of that Purchase Period. The new rate (which may not exceed the fifteen percent (15%) maximum) shall become effective as of the start date of the first Purchase Period following the filing of such form.

      B. Payroll deductions shall begin on the first pay day following the start date of the Purchase Period and shall (unless sooner terminated by the Participant) continue through the pay day ending with or immediately prior to the last day of that Purchase Period. The amounts so collected shall be credited to the Participant's book account under the Plan, but no interest shall be paid on the balance from time to time outstanding in such account. The amounts collected from the Participant shall not be held in any segregated account or trust fund and may be commingled with the general assets of the Corporation and used for general corporate purposes.

      C. Payroll deductions shall automatically cease upon the termination of the Participant's purchase right in accordance with the provisions of the Plan.

      D. The Participant's acquisition of Common Stock under the Plan on any Purchase Date shall neither limit nor require the Participant's acquisition of Common Stock on any subsequent Purchase Date.

VII.  PURCHASE RIGHTS

      A.  GRANT OF PURCHASE RIGHT.  A Participant shall be granted a separate
          -----------------------
          purchase right for each Purchase Period in which he or she participates. The purchase right shall be granted on the start date of the Purchase Period and shall provide the Participant with the right to purchase shares of Common Stock upon the terms set forth below. The Participant shall execute a stock purchase agreement embodying such terms and such other provisions (not inconsistent with the Plan) as the Plan Administrator may deem advisable.

          Under no circumstances shall purchase rights be granted under the Plan to any Eligible Employee if such individual would, immediately after the grant, own (within the meaning of Code Section 424(d)) or hold outstanding options or other rights to purchase, stock possessing five percent (5%) or


                                     A-4.

          more of the total combined voting power or value of all classes of stock of the Corporation or any Corporate Affiliate.

      B.  EXERCISE OF THE PURCHASE RIGHT.  Each purchase right shall be
          ------------------------------
          automatically exercised on the last day of the Purchase Period by applying the Participant's payroll deductions for that Purchase Period to the purchase of whole shares of Common Stock at the purchase price in effect for the Purchase Period.

      C.  PURCHASE PRICE.  The purchase price per share at which Common Stock
          --------------
          will be purchased on the Participant's behalf on the last day of each Purchase Period shall be equal to eighty-five percent (85%) of the lower of (i) the Fair Market Value per share of Common Stock on the
          -----
          last business day immediately preceding the start date of that Purchase Period or (ii) the Fair Market Value per share of Common Stock on the Purchase Date.

      D.  NUMBER OF PURCHASABLE SHARES.  The number of shares of Common Stock
          ----------------------------
          purchasable per Participant at the end of each Purchase Period shall be the number of whole shares obtained by dividing the amount collected from the Participant through payroll deductions during the Purchase Period by the purchase price in effect for that Purchase Period. However, the maximum number of shares of Common Stock purchasable per Participant on any one Purchase Date shall not exceed Three Hundred Seventy-Five (375) shares, subject to periodic adjustments in the event of certain changes in the Corporation's capitalization.

      E.  EXCESS PAYROLL DEDUCTIONS.  Any payroll deductions not applied to the
          -------------------------
          purchase of shares of Common Stock at the end of any Purchase Period because they are not sufficient to purchase a whole share of Common Stock shall be held for the purchase of Common Stock on the next Purchase Date. However, any payroll deductions not applied to the purchase of Common Stock by reason of the limitation on the maximum number of shares which the Participant may purchase on any one Purchase Date shall be promptly refunded.

      F.  TERMINATION OF PURCHASE RIGHT.  The following provisions shall govern
          -----------------------------
          the termination of outstanding purchase rights:

          (I.) A Participant may, at any time prior to the last day of the Purchase Period, terminate his or her outstanding purchase right by filing the appropriate form with the Plan Administrator (or its designate), and no further payroll deductions shall be collected from the Participant with respect to the terminated purchase right. Any payroll deductions collected on the Participant's behalf during the Purchase


                                     A-5.

                  Period in which such termination occurs shall be held for the purchase of shares at the end of that Purchase Period.

          (II.) The termination of such purchase right shall be irrevocable, and the Participant may not subsequently rejoin the Purchase Period for which the terminated purchase right was granted. In order to resume participation in any subsequent Purchase Period, such individual must re-enroll in the Plan (by making a timely filing of the prescribed enrollment forms) prior to the start date of that Purchase Period.

          (III.) A Participant's purchase right shall immediately terminate upon his or her cessation of Eligible Employee status for any reason (other than death or Disability), and the payroll deductions collected on behalf of the Participant pursuant to the terminated purchase right shall be promptly refunded.

          (IV.) Should the Participant cease to remain an Eligible Employee by reason of death or Disability while his or her purchase right remains outstanding, then such individual (or the personal representative of the estate of a deceased Participant) shall have the following election, exercisable up until the end of the Purchase Period in which such cessation of Eligible Employee status occurs:

                  . to withdraw all of the payroll deductions collected to date on the Participant's behalf during that Purchase Period or

                  . to have such funds held for the purchase of shares at the end of that Purchase Period.

                  In the absence of such a timely election, the Participant's payroll deductions shall be refunded as soon as possible after the close of the Purchase Period.

          (V.) In no event may any payroll deductions be made on the Participant's behalf following his/her cessation of Eligible Employee status.

          (VI.) Should the Participant cease to remain in active service by reason of an approved unpaid leave of absence, then the Participant shall have the election, exercisable up until the last business day of the Purchase Period in which such leave commences, to (a) withdraw all the payroll deductions collected to date on the Participant's behalf during that Purchase Period or (b) have such funds held for the purchase of shares at the end of such Purchase Period. In no event, however, shall any further payroll deductions be collected on the


                                     A-6.

                  Participant's behalf during such unpaid leave. Upon the Participant's return to active service, his or her payroll deductions under the Plan shall automatically resume at the rate in effect at the time the leave began, provided the Participant returns to service prior to the expiration date of the Purchase Period in which such leave began.

      G.  CHANGE IN CONTROL.  Each outstanding purchase right shall
          -----------------
          automatically be exercised, immediately prior to the effective date of any Change in Control, by applying the payroll deductions of each Participant for the Purchase Period in which such Change in Control occurs to the purchase of whole shares of Common Stock at a purchase price per share equal to eighty-five percent (85%) of the lower of (i)
                                                                    -----
          the Fair Market Value per share of Common Stock on the last business day immediately preceding the start date of the Purchase Period in which such Change in Control occurs or (ii) the Fair Market Value per share of Common Stock immediately prior to the effective date of such Change in Control.

      H.  PRORATION OF PURCHASE RIGHTS.  Should the total number of shares of
          ----------------------------
          Common Stock to be purchased pursuant to outstanding purchase rights on any particular date exceed the number of shares then available for issuance under the Plan, the Plan Administrator shall make a pro-rata allocation of the available shares on a uniform and nondiscriminatory basis, and the payroll deductions of each Participant, to the extent in excess of the aggregate purchase price payable for the Common Stock pro-rated to such individual, shall be refunded.

      I.  ASSIGNABILITY.  No purchase right granted under the Plan shall be
          -------------
          assignable or transferable by the Participant other than by will or by the laws of descent and distribution following the Participant's death, and during the Participant's lifetime the purchase right shall be exercisable only by the Participant.

      J.  STOCKHOLDER RIGHTS.  A Participant shall have no stockholder rights
          ------------------
          with respect to the shares subject to his or her outstanding purchase right until the shares are purchased on the Participant's behalf in accordance with the provisions of the Plan and the Participant has become a holder of record of the purchased shares.

      A Participant shall be issued, as soon as practicable after the end of each Purchase Period, a statement showing the number of shares purchased on the Participant's behalf for that Purchase Period and the purchase price paid per share. The Participant may at any time request the issuance of a stock certificate for any shares purchased on his or her behalf under the Plan. However, not more than one


                                     A-7.

      certificate shall be issued per Participant for each Purchase Period of participation in the Plan, and such certificate may, upon the Participant's request, be issued in the names of the Participant and his or her spouse as community property or as joint tenants with right of survivorship. Alternatively, the stock certificate may be delivered to a designated stock brokerage account maintained for the Participant and held in "street name" in order to facilitate the subsequent sale of the purchased shares.

VIII. ACCRUAL LIMITATIONS

      A. No Participant shall be entitled to accrue rights to acquire Common Stock pursuant to any purchase right outstanding under this Plan if and to the extent such accrual, when aggregated with (i) rights to purchase Common Stock accrued under any other purchase right granted under this Plan and (ii) similar rights accrued under other employee stock purchase plans (within the meaning of Code Section 423) of the Corporation or any Corporate Affiliate, would otherwise permit such Participant to purchase more than Twenty-Five Thousand Dollars ($25,000) worth of stock of the Corporation or any Corporate Affiliate (determined on the basis of the Fair Market Value of such stock on the date or dates such rights are granted) for each calendar year such rights are at any time outstanding.

      B. For purposes of applying such accrual limitations to the purchase rights granted under this Plan, the following provisions shall be in effect:

          (I.) The right to acquire Common Stock under each outstanding purchase right shall accrue on the last day of the Purchase Period for which such right is granted.

          (II.) No right to acquire Common Stock under any outstanding purchase right under the Plan shall accrue to the extent the Participant has already accrued in the same calendar year the right to acquire Common Stock under one (1) or more other purchase rights at a rate equal to Twenty-Five Thousand Dollars ($25,000) worth of Common Stock (determined on the basis of the Fair Market Value of such stock on the date or dates of grant) for each calendar year such rights were at any time outstanding.

      C. If by reason of such accrual limitations, any purchase right of a Participant does not accrue for a particular Purchase Period, then the payroll deductions collected on the Participant's behalf with respect to that purchase right shall be promptly refunded.


                                     A-8.

      D. In the event there is any conflict between the provisions of this Article and one or more provisions of the Plan or any instrument issued thereunder, the provisions of this Article shall be controlling.

IX.   EFFECTIVE DATE AND TERM OF THE PLAN

      A. The Plan was adopted by the Board on October 19, 1995 and shall become effective on the Effective Date, provided the Plan is approved by the
                                           --------
          Corporation's stockholders at the 1995 Annual Meeting. The Plan is intended to be the successor to the Predecessor Plan, and should such stockholder approval be obtained, the Predecessor Plan, together with all outstanding purchase rights thereunder, shall terminate with the November 30, 1995 quarterly purchase date thereunder, and no more purchase rights shall be granted or exercised and no shares of Common Stock shall be issued under the Predecessor Plan after the November 30, 1995 purchase date. In the event such stockholder approval is not obtained, then this Plan shall not be implemented, and the Predecessor Plan shall continue in full force and effect with its existing terms and provisions.

      B. Unless sooner terminated by the Board, the Plan shall terminate upon the earliest of (i) the last business day in November 2005, (ii) the
              --------
          date on which all shares available for issuance under the Plan shall have been sold pursuant to purchase rights exercised under the Plan or
          (iii) the date on which all purchase rights are exercised in connection with a Change in Control. No further purchase rights shall be granted or exercised, and no further payroll deductions shall be collected, under the Plan following such termination.

X.    AMENDMENT OF THE PLAN

      The Board may alter, amend, suspend or discontinue the Plan at any time to become effective immediately following the close of any Purchase Period. However, the Board may not, without the approval of the Corporation's stockholders, (i) materially increase the number of shares of Common Stock issuable under the Plan or the maximum number of shares purchasable per Participant at the end of each Purchase Period, except for permissible adjustments in the event of certain changes in the Corporation's capitalization, (ii) alter the purchase price formula so as to reduce the purchase price payable for the shares of Common Stock purchasable under the Plan, or (iii) materially increase the benefits accruing to Participants under the Plan or materially modify the requirements for eligibility to participate in the Plan.

XI.   GENERAL PROVISIONS


                                     A-9.

      A. The Plan shall NOT be administered as a qualified employee stock purchase plan under Code Section 423. Accordingly, each Participant shall, in connection with his or her purchases of Common Stock under the Plan, satisfy all applicable federal, state and local income and employment tax withholding requirements.

      B. All costs and expenses incurred in the administration of the Plan shall be paid by the Corporation.

      C. Nothing in the Plan shall confer upon the Participant any right to continue in the employ of the Corporation or any Corporate Affiliate for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Corporate Affiliate employing such person) or of the Participant, which rights are hereby expressly reserved by each, to terminate such person's employment at any time for any reason, with or without cause.

      D. The provisions of the Plan shall be governed by the laws of the State of California without resort to that State's conflict-of-laws rules.


                                     A-10.

                                   SCHEDULE A
                                   ----------

                         CORPORATIONS PARTICIPATING IN
                          EMPLOYEE STOCK PURCHASE PLAN
                            AS OF THE EFFECTIVE DATE
                            ------------------------


            Mycogen Corporation
            Mycogen Plant Sciences
            Mycogen Crop Protection
            Mycogen Canada, Inc.
            Mycogen Plant Sciences Puerto Rico Corporation



                                     A-11.

                                   APPENDIX
                                   --------

The following definitions shall be in effect under the Plan:

  A.  BASE SALARY shall mean the (i) regular base salary paid to a Participant
      -----------
      by one or more Participating Companies during such individual's period of participation in the Plan plus (ii) any pre-tax contributions made by the Participant to any Code Section 401(k) salary deferral plan or any Code
      Section 125 cafeteria benefit program now or hereafter established by the Corporation or any Corporate Affiliate. Base Salary shall NOT include overtime payments, bonuses, commissions, profit-sharing distributions or other incentive-type payments, or any contributions (other than Code
      Section 401(k) or Code Section 125 contributions) made on the Participant's behalf by the Corporation or any Corporate Affiliate to any deferred compensation plan or welfare benefit program now or hereafter established.

  B.  BOARD shall mean the Corporation's Board of Directors.
      -----

  C.  CHANGE IN CONTROL shall mean a change in ownership or control of the
      -----------------
      Corporation effected through any of the following transactions:

      (I.) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

      (II.) the sale, transfer or other disposition of all or substantially all of the assets of the Corporation in complete liquidation or dissolution of the Corporation, or

      (III.) the acquisition by any person or group of related persons (other than the Corporation or any person controlled by, controlling or under common control with the Corporation) of beneficial ownership of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation's outstanding securities pursuant to a tender or exchange offer made directly to the Corporation's stockholders.

  D.  CODE shall mean the Internal Revenue Code of 1986, as amended.
      ----

  E.  COMMON STOCK shall mean the Corporation's common stock.
      ------------


                                     A-12.

  F.  CORPORATE AFFILIATE shall mean any parent or subsidiary corporation of
      -------------------
      the Corporation (as determined in accordance with Code Section 424), whether now existing or subsequently established.

  G.  CORPORATION shall mean Mycogen Corporation, a California corporation,
      -----------
      and any corporate successor to all or substantially all of the assets or voting stock of Mycogen Corporation which shall by appropriate action adopt the Plan.

  H.  DISABILITY shall mean the Participant's inability, by reason of any
      ----------
      medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more, to engage in any substantial gainful employment.

  I.  EFFECTIVE DATE shall mean December 1, 1995.  Any Corporate Affiliate
      --------------
      which becomes a Participating Corporation after such Effective Date shall designate a subsequent Effective Date with respect to its employee-Participants.

  J.  ELIGIBLE EMPLOYEE shall mean any person expected on a regularly-
      -----------------
      scheduled basis expected to work than twenty (20) hours per week for more than five (5) months per calendar year in the employ of any Participating Corporation for earnings considered wages under Code Section 3401(a).

  K.  FAIR MARKET VALUE per share of Common Stock on any relevant date shall
      -----------------
      be determined in accordance with the following provisions:

      (I.) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as such price is reported by the National Association of Securities Dealers on the Nasdaq National Market or any successor system.
              If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

      (II.) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per


                                     A-13.

              share on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

  L.  PARTICIPANT shall mean any Eligible Employee of a Participating
      -----------
      Corporation who is actively participating in the Plan.

  M.  PARTICIPATING CORPORATION shall mean the Corporation and such
      -------------------------
      Corporate Affiliate or Affiliates as may be authorized from time to time by the Board to extend the benefits of the Plan to their Eligible Employees. The Participating Corporations in the Plan as of the Effective Date are listed in attached Schedule A.

  N.  PLAN shall mean the Corporation's 1995 Employee Stock Purchase Plan,
      ----
      as set forth in this document.

  O.  PLAN ADMINISTRATOR shall mean the Compensation Committee of the Board
      ------------------
      in its capacity as administrator of the Plan.

  P.  PREDECESSOR PLAN shall mean the Corporation's existing Employee Stock
      ----------------
      Purchase Plan.

  Q.  PURCHASE PERIOD shall mean each successive six (6) month period at the
      ---------------
      end of which there shall be purchased shares of Common Stock on behalf of each Participant.

  R.  PURCHASE DATE shall mean the last business day of each Purchase Period
      -------------
      and shall accordingly occur on the last business day of May and November each year.

  S.  SECURITIES ACT shall mean the Securities Act of 1933, as amended.
      --------------

  T.  STOCK EXCHANGE shall mean either the American Stock Exchange or the
      --------------
      New York Stock Exchange.



                                     A-14.